Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-168924, 333-183161, 333-192127, 333-212843, 333-232917 and 333-241029 on Form S-8 of our report dated February 23, 2022, relating to the December 31, 2021 consolidated financial statements of Quad/Graphics, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
February 24, 2023